EXHIBIT 2.1

AMENDED AND RESTATED AGREEMENT AND PLAN OF SHARE EXCHANGE

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF SHARE EXCHANGE (this “Agreement”) is dated as of November 11, 2011, and is by and among daifuWaste Management Holding Limited, an exempted company incorporated with limited liability in the Cayman Islands (“Daifu”), and the undersigned ordinary shareholders of Daifu (the “Daifu Shareholders”), Rotoblock Corporation, a Nevada corporation (the “Company”) and Chien Chih Liu (the “Company Shareholder”). Daifu is a party to this Agreement solely to make representations and warranties as set forth herein.

R E C I T A L S

WHEREAS, Daifu, the Daifu Shareholders, the Company and the Company Shareholder entered into an Agreement and Plan of Share Exchange dated as of May 10, 2011 (the “Original Agreement”) and the parties thereto desire to enter into this Agreement to amend and restate the Original Agreement in its entirety;

WHEREAS, the Daifu Shareholders own, collectively, 100% of the issued and outstanding capital stock of Daifu (the “Daifu Shares”), and the Daifu Shareholders desire to exchange their respective portions of the Daifu Shares for Company Shares (as hereinafter defined) pursuant to the terms and conditions of this Agreement;

WHEREAS, the Company is a corporation whose shares are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and the Company does not have any significant assets or operations, other than its shares in Rotoblock, Inc., a privately-held Canadian corporation, which holds shares in Samyang Optics Co., Ltd., a South Korean corporation;

WHEREAS, the Board of Directors of the Company has adopted resolutions approving the Company’s acquisition of the Daifu Shares in exchange for the issuance of the Company Shares (as hereinafter defined) upon the terms and conditions hereinafter set forth in this Agreement (the “Exchange”);

WHEREAS, all outstanding warrants (the “RB Warrants”) of the Company, which entitle the holders thereof (the “RB Warrantholders”) to purchase in the aggregate 9,291,260 shares of common stock of the Company, shall be left intact and shall remain outstanding after the Exchange; and

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations corresponding thereto, so that the Exchange shall qualify as a tax-free transaction under the Code.

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A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

I. THE EXCHANGE

1.01 Exchange. Upon the terms and subject to the conditions of this Agreement, the Daifu Shareholders shall sell, convey, assign, transfer to the Company the Daifu Shares, and as consideration therefore, the Company will issue to the Daifu Shareholders stock certificates representing 73,801,525 shares (the “Company Shares”) of common stock, par value $0.001 per share (the “Common Stock”), equal to 83.1% of the issued and outstanding shares of Common Stock and Common Stock equivalents (including the shares underlying the RB Warrants) as of the Closing Date to each Daifu Shareholder in the amounts as set forth on the signature pages hereto. As a result of the Exchange, Daifu will become a wholly owned subsidiary of the Company. For U.S. federal income tax purposes, it is intended that the Exchange shall qualify as a tax-free transaction under Section 368(a)(1)(B) and/or Section 351 of the Code.

1.02. Closing. Subject to the satisfaction or wavier of all of the conditions set forth in Sections 6.01 and 6.02, the Closing of the Exchange (the “Closing”) shall take place on or before November 30, 2011 at the corporate offices of the Company or at such other date and/or such other place as the parties may designate. Such date is referred to herein as the “Closing Date.”

1.03. Deliveries. At the Closing, the following shall occur:

1.03(a). The Company shall issue the 73,801,525 shares of Common Stock to the Daifu Shareholders and deliver such stock certificates to the Daifu Shareholders or their legal representative.

1.03(b). The Company shall deliver or cause to be delivered to Daifu Shareholders the following: (i) a copy of resolutions duly adopted by the Board of Directors of the Company authorizing and approving the Exchange and the execution, delivery and performance of this Agreement; (ii) a certificate of good standing for the Company from the State of Nevada; (iii) board resolutions electing certain individuals to the positions with the Company as specified by the Daifu Shareholders on Schedule I annexed hereto (to the extent not already serving in such capacities); (iv) all corporate records, agreements, seals and any other information reasonably requested by Daifu’s representatives with respect to the Company; and (v) such other documents as Daifu and/or the Daifu Shareholders may reasonably request in connection with the transactions contemplated hereby.

1.03(c). Daifu and/or the Daifu Shareholders shall deliver or cause to be delivered to the Company the following: (i) the Daifu Shares together with a bought and sold note in favor of the Company and (ii) such other documents as the Company may reasonably request in connection with the transactions contemplated hereby.

II. REPRESENTATIONS AND WARRANTIES OF DAIFU

Daifu represents and warrants to the Company, subject to the disclosures contained in the relevant Schedules (the “Daifu Schedules”) attached hereto, as follows as of the date of this Agreement and as of the Closing:

2.01. Organization; Corporate Matters.

2.01(a). Daifu is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands. Daifu has the corporate power and authority to carry on its business as presently conducted; and is licensed or qualified to do business in all jurisdictions in which the character of its properties or nature of its business requires it to be so licensed or qualified, other than such jurisdictions where the failure to be so qualified would not have a material adverse effect on its financial condition, results of operations or business.

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2.01(b). The copies of the corporate documents of Daifu, which have been made available to the Company prior to the Closing, are complete and correct copies as amended and in effect on the date hereof.

2.01(c). The books and records of Daifu, all of which have been made available to the Company prior to the Closing, are complete and correct in all material respects.

2.02. Capitalization.

2.02(a). The authorized capital stock of Daifu consists of ordinary shares and preferred shares that are 100% owned by the Daifu Shareholders. All of the issued and outstanding shares of Daifu are duly authorized, validly issued, fully paid and nonassessable.

2.02(b). Except as disclosed in Daifu’s Articles of Association with respect to its preferred shares, there are no pre-emptive or other rights, options, warrants, subscription rights, conversion rights, stock appreciation rights, redemption rights, or other agreements, arrangements or commitments to issue or sell any shares of Daifu capital stock.

2.03. Authority. Daifu has full power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Daifu, and no other corporate proceedings on the part Daifu are necessary to authorize this Agreement and the transactions contemplated hereby in accordance with the terms hereof. This Agreement has been duly and validly executed and delivered by Daifu and constitutes a valid and binding agreement.

2.04. Subsidiaries and Investments. Daifu owns all of the issued and outstanding shares of capital stock of the entities contained on Section 2.04 of the Daifu Schedules. Daifu does not own any capital stock or have any interest in any corporation, partnership or other form of business organization, except as described in this Section 2.04 or in Section 2.04 of the Daifu Schedules.

2.05. Financial Statements. The financial statements of Daifu and its subsidiary operations (the “Daifu Financial Statements”), which have been made available to the Company prior to the Closing, fairly and accurately present the financial position and results of operations, on a consistent basis, as of the dates thereof and for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have Material Adverse Effect on Daifu , as defined in Section 4.01(a) below).

2.06 Absence of Material Changes. Since July 31, 2011, there has not been any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Daifu or its subsidiaries, except changes in the ordinary course of business, which, individually and in the aggregate, have not been materially adverse.

2.07. Litigation. To the best knowledge of Daifu, (a) neither Daifu nor any of its subsidiaries is subject to any judgment, order, decree or stipulation of any court or quasijudicial or administrative agency of any jurisdiction, domestic or foreign, and (b) there is no litigation, proceeding or investigation pending or threatened against Daifu or any of its subsidiaries affecting any of its respective properties or assets, or against any officer, director or shareholder of Daifu, that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of Daifu or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

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2.08. Disclosure. To the best knowledge of Daifu, neither this Agreement, the Daifu Financial Statements nor any other agreement, document, or certificate furnished to the Company by or on behalf of Daifu in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not false or misleading.

    2.09. PRC Matters. (i) Daifu conducts substantially all of its operations and generates substantially all of its revenue through Puhua Kangjian Environment Technology (Shenzhen) Limited (the “PRC Subsidiary”). The PRC Subsidiary has been duly established, is validly existing as a company in good standing under the laws of the PRC, has the corporate power and authority to own, lease and operate its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing is not reasonably likely to result in a Material Adverse Effect on Daifu. The PRC Subsidiary has applied for and obtained all requisite business licenses, clearances and permits required under PRC laws and regulations as necessary for the conduct of its businesses, and the PRC Subsidiary has complied in all material respects with all PRC laws and regulations in connection with foreign exchange, including without limitation, carrying out all relevant filings, registrations and applications for relevant permits with the PRC State Administration of Foreign Exchange and any other relevant authorities, and all such permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect on Daifu. The registered capital of the PRC Subsidiary has been fully paid up in accordance with the schedule of payment stipulated in its respective articles of association, approval document, certificate of approval and legal person business license (hereinafter referred to as the “Establishment Documents”) and in compliance with PRC laws and regulations, and there is no outstanding capital contribution commitment for the PRC Subsidiary. The Establishment Documents of the PRC Subsidiary have been duly approved in accordance with the laws of the PRC and are valid and enforceable. The business scope specified in the Establishment Documents of the PRC Subsidiary complies with the requirements of all relevant PRC laws and regulations. The outstanding equity interests of the PRC Subsidiary are owned of record by Daifu or a wholly owned subsidiary, except for such specific entities or individuals identified as the registered holders thereof in the Daifu Schedules.

(ii) Daifu has taken all necessary steps to comply with, and has used its commercially reasonable best efforts to ensure compliance by all of its direct or indirect shareholders and option holders who are PRC residents with, any applicable rules and regulations of the PRC State Administration of Foreign Exchange of the PRC. Daifu has used its commercially reasonable best efforts to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the PRC Ministry of Commerce, the PRC National Development and Reform Commission and the PRC State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens.

(iii) Daifu is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006, as revised on June 22, 2009, by the PRC Ministry of Commerce, the PRC State Assets Supervision and Administration Commission, the PRC State Administration of Taxation, the PRC State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the PRC State Administration of Foreign Exchange of the PRC, in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC.

III. REPRESENTATIONS AND WARRANTIES OF THE DAIFU SHAREHOLDERS

Each of the Daifu Shareholders, severally and not jointly, hereby represents and warrants to the Company as follows as of the date of this Agreement and as of the Closing:

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    3.01. Ownership of the Daifu Shares. The Daifu Shareholders own, beneficially and of record, good and marketable title to the Daifu Shares, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders' agreements. At the Closing, the Daifu Shareholders will convey to the Company good and marketable title to the Daifu Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders' agreements or restrictions.

3.02. Authority. This Agreement has been duly and validly executed and delivered by the Daifu Shareholders and constitutes a valid and binding agreement, enforceable against the Daifu Shareholders in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.03. Restricted Securities. The Daifu Shareholders acknowledges that the Company Shares will not be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, that the Company Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Company Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, such Daifu Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.04. Accredited Investor; Non-US Person. Each Daifu Shareholder is a “non-US Person” as that term is defined in Regulation S promulgated under the Securities Act. Each Daifu Shareholder is able to bear the economic risk of acquiring the Company Shares pursuant to the terms of this Agreement, including a complete loss of such Daifu Shareholder’s investment in the Company Shares. Each Daifu Shareholder is acquiring the Company Shares for his, her or its own account, and not with a view toward resale or distribution thereof.

3.05. Legend. Such Daifu Shareholder acknowledges that the certificate(s) representing such Daifu Shareholder’s pro rata portion of the Company Shares shall each prominently set forth on the face or back thereof a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

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IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY SHAREHOLDER

The Company and the Company Shareholder hereby severally and jointly represent and warrant to Daifu, subject to the disclosures contained in the relevant Schedules (the “Company Schedules”) attached hereto, as follows, as of the date of this Agreement and as of the Closing:

4.01. Organization; Corporate Matters.

4.01(a). Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has the corporate power and authority to carry on its business as presently conducted; and is licensed or qualified to do business in all jurisdictions in which the character of its properties or nature of its business requires it to be so licensed or qualified, other than such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the Company. As used in this Agreement, “Material Adverse Effect” means, when used with respect to the Company or Daifu, as the case may be, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of the Company and its subsidiaries or Daifu and its subsidiaries, as the case may be, in each case taken as a whole, or materially impair the ability of the Company or the Company Shareholder , on the one hand, or Daifu or the Daifu Shareholders, on the other hand, to perform their respective obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

4.01(b). The copies of the Articles of Incorporation and the Bylaws of the Company and its subsidiaries, which have been made available to Daifu prior to the Closing, are complete and correct copies as amended and in effect on the date hereof. Neither the Company nor any of its subsidiaries is in default under or in violation of any provision of its Articles of Incorporation or Bylaws or other organizational documents in any material respect.

4.01(c). The books and records of the Company and its subsidiaries, all of which have been made available to Daifu prior to the Closing, are complete and correct in all material respects. The records of meetings of the shareholders and Board of Directors of the Company are complete and correct in all material respects. The stock records of the Company and the shareholder and RB Warrantholder lists of the Company that the Company has previously furnished to Daifu are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of the Company's capital stock and any other outstanding securities, including the RB Warrants, issued by the Company.

4.01(d). The Company is not in any default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

4.02. Capitalization.

4.02(a). The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, of which 5,706,975 shares of Common Stock are issued and outstanding. When issued, the Company Shares  will be duly authorized, validly issued, fully paid and nonassessable.

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4.02(b). All of the issued and outstanding shares of Common Stock of the Company immediately prior to the Exchange are duly authorized, validly issued, fully paid and non-assessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive right or rights of first refusal created by statute, the Articles of Incorporation, as amended or any agreements to which the Company is a party or by which it is bound. As of the date of this Agreement, except for the RB Warrants, there are no outstanding or authorized options, warrants, calls, conversion rights, registration rights, commitments or agreements to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company, or obligating the Company to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments, understandings, restrictions or agreements relating to voting with respect to any equity security of any class of the Company, between or among the Company and any of its shareholders and to the best knowledge of the Company and the Company Shareholder, between or among any of the Company’s shareholders. The issuance of all of the shares of the Company described in this Section 4.02 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no shareholder of the Company has any right to rescind or bring any claim against the Company for failure to comply with Securities Act or states securities laws.

4.03. Authority. The Company and the Company Shareholder  have full power and authority to enter into this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) to which the Company and the Company Shareholder  are a party and to perform their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the Transaction Documents by the Company and the Company Shareholder  and the consummation by the Company and the Company Shareholder  of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or other action of the Company and the Company Shareholder, and no other corporate or other proceedings on the part of the Company and  the Company Shareholder  is necessary to authorize this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of the Company and the Company Shareholder and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

4.04. Subsidiaries and Investments. Except as set forth on Section 4.04 of the Company Schedules, the Company does not own any capital stock or have any interest in any corporation, partnership or other form of business organization.

4.05. No Undisclosed Liabilities; No Liabilities at Closing. Neither the Company nor its subsidiaries have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) except (a) liabilities that are reflected and reserved against on the most recent Company Financial Statements (as hereinafter defined) that have not been paid or discharged since the date thereof and (b) liabilities incurred since the date of the most recent Company Financial Statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.  As of the Closing Date, the Company and its subsidiaries shall have paid, compromised or otherwise satisfied all of their outstanding debts, liabilities or other obligations (whether absolute, accrued, contingent or otherwise) and shall have no further such debts, liabilities or other obligations following the Closing.

4.06. Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of the Company, currently threatened against the Company or any of its affiliates, that may affect the validity of this Agreement or the Transaction Documents or the right of the Company to enter into this Agreement and the Transaction Documents or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of the Company, currently threatened against the Company or any of its affiliates, before

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any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company or any of its affiliates. Neither the Company nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by the Company or any of its affiliates relating to the Company currently pending or which the Company or any of its affiliates intends to initiate.

4.07. Title To Assets. The Company and its subsidiaries have good and marketable title to all of their assets and properties now carried on their books, including those reflected in the balance sheet contained in the most recent Company Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the balance sheet included in the most recent Company Financial Statements or on any Exhibits attached hereto. The Company and its subsidiaries do not own or lease any real property.

4.08. Contracts and Undertakings. Except as set forth in its SEC filings, the Company and its subsidiaries have no operations and are not subject to any contracts and undertakings, including any agreements, leases, commitment or licenses.

4.09. Financial Statements; SEC Filings.

4.09(a) The Company’s consolidated financial statements (the “Company Financial Statements”) contained in its periodic reports filed with the Securities and Exchange Commission (the “SEC”) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, except that those Company Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Company Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Company Financial Statements, the Company has no material liabilities (contingent or otherwise). The Company is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. The Company maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

4.09(b). The Company has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act ( the “Public Reports”). Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”) and/or regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. There is no event, fact or circumstance that would cause any certification signed by any officer of the Company in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of the Company’s Common Stock.

4.10. Consents and Approvals; No Conflict. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Company or the Company Shareholder, nor the consummation by the Company or the Company Shareholder of the transactions contemplated hereby, nor compliance by the Company or the Company Shareholder with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of the Company, (b) result in a

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violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or the Company Shareholder is a party or by which they any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to the Company or the Company Shareholder.

4.11. Absence of Material Changes. Since July 31, 2011, there has not been:

(a) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of the Company or its subsidiaries;

(b)  Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of the Company or its subsidiaries;

(c)  Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of the Company or its subsidiaries or any redemption, purchase or other acquisition of any such shares;

(d)  Any subjection to any lien on any of the assets, tangible or intangible, of the Company or its subsidiaries;

(e)  Any incurrence of indebtedness or liability or assumption of obligations by the Company or its subsidiaries;

(f)  Any waiver or release by the Company or its subsidiaries of any right of any material value;

(g)  Any compensation or benefits paid to officers or directors of the Company or its subsidiaries

(h)  Any change made or authorized in the Certificate of Incorporation or Bylaws or other organizational documents of the Company or its subsidiaries;

(i)  Any undisclosed loan to, or other transaction with, any officer, director or stockholder of the Company or its subsidiaries giving rise to any claim or right of the Company or its subsidiaries against any such person or of such person against the Company or its subsidiaries; or

(j)  Any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of the Company or its subsidiaries.

4.12. Legal Compliance,

4.12(a). The Common Stock of the Company is registered under Section 12(g) of the Exchange Act. The Company has filed all reports and other material required to be filed by it with the SEC pursuant to Section 15(d) of the Exchange Act.

4.12(b). The currently outstanding shares of the Company’s Common Stock (i) were issued pursuant to the Registration Statement or valid exemptions from registration under the Securities Act pursuant to Regulation D promulgated thereunder and (ii) are duly authorized, validly issued, fully paid and nonassessable.

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4.12(c). To the best knowledge of the Company, after due investigation, no claim has been filed against the Company or its subsidiaries alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. The Company and its subsidiaries hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their business as presently conducted.

4.13. Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, minutes of the board of directors and financial and other records of whatsoever kind of the Company and its subsidiaries have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of the Company and its subsidiaries . The Company and its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

4.14. Employee Benefit Plans. The Company and its subsidiaries do not have, and has never maintained, any “Employee Benefit Plans” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

4.15. Taxes and Returns. The Company and each of its subsidiaries have duly and timely filed all returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated and employment tax returns and reports and information returns and reports, including information returns on Internal Revenue Service Form 5471, Information Return of U.S. Persons With Respect to Certain Foreign Corporations, and information reports concerning interests in foreign bank and financial accounts on TD F 90-22.1, Report of Foreign Bank and Financial Accounts) (“Returns”) required pursuant to applicable law to be filed with any taxing or other governmental authority. All such Returns are accurate, complete and correct in all material respects, and the Company and each of its subsidiaries has duly and timely paid all Taxes due with respect to such Returns and has duly and timely paid all Taxes imposed on or assessed against the Company or such subsidiary. In addition, adequate provisions have been and are reflected in the Company Financial Statements for all current taxes and other charges to which the Company or any of its subsidiaries is subject and which are not currently due and payable. None of the Returns of the Company or any of its subsidiaries have been audited by the Internal Revenue Service or any other taxing or other governmental authority. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any of its subsidiaries for any period, nor of any basis for any such assessment, adjustment or contingency. The Company and each of its subsidiaries have duly and timely withheld or collected all Taxes required to be withheld or collected from any payments made (or deemed made) , and has duly and timely paid the same to the proper taxing or other governmental authority. For purposes of this Agreement, the term “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (x) any and all taxes, fees, assessments, or charges of any kind whatsoever imposed by a taxing or other governmental authority, including, without limitation, any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever imposed by a taxing or other governmental authority, together with any interest or any penalty, addition to tax or additional amount with respect thereto or relating to any Return, (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee of or successor to any other person, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

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4.16 No Debt Obligations. Upon the Closing Date, the Company and its subsidiaries will have no debt, obligations or liabilities of any kind whatsoever other than with respect to the transactions contemplated hereby. The Company and its subsidiaries are not guarantors of any indebtedness of any other person, entity or corporation.

4.17. No Broker Fees.  No brokers, finders or financial advisory fees or commissions will be payable by or to the Company or any of its affiliates with respect to the transactions contemplated by this Agreement, and after the Closing, the Company Shareholder will indemnify and hold Daifu and the Company harmless against any liability or expense arising out of, or in connection with, any such claim.

4.18 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by the Company to arise, between the Company and its subsidiaries and any accountants and/or lawyers formerly or presently engaged by the Company and its subsidiaries. The Company and its subsidiaries are current with respect to fees owed to their accountants and lawyers.

4.19  Disclosure. This Agreement, the Company Schedules and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of the Company in connection with the transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

4.20 Absence of Undisclosed Liabilities. Since the date of the filing of its quarterly report on Form 10-Q for the quarter ended July 31, 2011, except as specifically disclosed in the Public Reports (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) the Company and its subsidiaries have not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees; (C) the Company and its subsidiaries have not declared or made any dividend or distribution of cash or property to their shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of their capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) the Company and its subsidiaries have not made any loan, advance or capital contribution to or investment in any person or entity; (E) the Company and its subsidiaries have not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) the Company and its subsidiaries have not suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Exchange, the Company and its subsidiaries have not entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

4.21 Duly Authorized. The issuance of the Company Shares has been duly authorized and, upon delivery to Daifu Shareholders, of certificates therefor in accordance with the terms of this Agreement, the Company Shares will be validly issued in compliance with all applicable U.S. federal and state securities and corporate laws, fully paid, and nonassessable, will have the rights, preferences and privileges specified, will be free of preemptive rights, and will be free and clear of all liens and restrictions, other than restrictions on transfer imposed by this Agreement and any applicable securities laws and the regulations and rules promulgated thereunder.

4.22  No Integrated Offering. The Company does not have any registration statement pending before the SEC or currently under the SEC’s review, and the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock which has not been disclosed in its Public Reports.

4.23  Employees.

a. The Company and its subsidiaries have three employees which include all of its officers and directors, who work on a full time or as needed basis.

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b. Other than Chien Chih Liu, Michael Hon, Choi Choy and Chow Chu Keung, neither the Company nor any of its subsidiaries have any officers or directors. No director or officer of the Company or any such subsidiary is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other person that in any way adversely affects or will materially affect (a) the performance of his duties as a director or officer of the Company or such subsidiary or (b) the ability of the Company or such subsidiary to conduct its business.

c. Exhibit A sets forth a true and complete list of every employment agreement, commission agreement, employee group or individual medical, life, or disability insurance plan or policy, and each deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan sponsored by the Company or any of its subsidiaries now in effect or under which the Company or such subsidiary has or might have any obligation, or any understanding between Company or such subsidiary and any employee concerning the terms of such employee’s employment (collectively, “Labor Agreements”). The Company or such subsidiary has complied in all material respects with all Labor Agreements and all applicable laws relating to employment or labor, and no present or former employee, officer, director or manager of the Company or such subsidiary has any claim against the Company or such subsidiary for any matter under any Labor Agreement, except as set forth in Exhibit A.

4.24  Interested Party Transactions. Other than disclosed in the Company’s Public Reports, no officer, director or principal stockholder of the Company or any affiliate or “associate” (as such term is defined in Rule 405 as promulgated by the SEC under the Securities Act) of any such person, has or has had, either directly or indirectly, (1) an interest in any person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company and its subsidiaries , or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Company and its subsidiaries any goods or services; or (2) a beneficial interest in any contract or agreement to which the Company or any of its subsidiaries is a party or by which it may be bound or affected.

4.25  Intellectual Property. Other than disclosed in the Company’s Public Reports, the Company and its subsidiaries do not own, use or license any Intellectual Property in their activities as presently conducted. For purposes of this Agreement, “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

4.26  No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company and its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company has not provided to Daifu, or the Daifu Shareholders, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

4.27  Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of the Company or the Company Shareholder in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

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4.28 Compliance with Laws. The Company and its subsidiaries has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

4.29  No Repurchase Requirements. There are no outstanding contractual obligations (contingent or otherwise) of the Company and its subsidiaries to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company and its subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

V. COVENANTS AND AGREEMENTS OF THE PARTIES EFFECTIVE PRIOR TO CLOSING

5.01. Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, the Company shall, and shall cause each of its subsidiaries to, (a) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (b) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Daifu. Without the prior written consent of Daifu, except as required or specifically contemplated hereby, the Company and its subsidiaries shall not undertake or fail to undertake any action if such action or failure would render any of the Company’s representations and warranties untrue in any material respect as of the Closing.

VI. CONDITIONS TO CLOSING

6.01. Conditions to Obligations of Daifu and Daifu Shareholders. The obligations of Daifu and the Daifu Shareholders under this Agreement shall be subject to each of the following conditions:

6.01(a). The Company shall have delivered or caused to be delivered the items listed in Sections 1.03(a) and 1.03(b).

6.01(b). The representations and warranties of the Company and the Company Shareholder contained herein shall be true in all material respects at the Closing with the same effect as though made at such time, except for those representations and warranties made as of a particular date which shall be true and correct as of such date. The Company and the Company Shareholder shall have performed in all material respects all of their respective obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

6.01(c). As of the Closing Date, the Company shall be current in the filing of all of its Public Reports.

6.01(d). No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before a court to restrain or prohibit the transactions contemplated by this Agreement.

6.01(e). All statutory requirements for the valid consummation by the Company of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of, filings with and notices to any governmental body, court, agency, official or authority and other persons required to be obtained in order to permit consummation by the Company of the transactions contemplated by this Agreement shall have been obtained.

6.01(f). There shall not be or exist any change, effect, event, circumstance, occurrence or state of facts that has had, has or which reasonably could be expected to have a Material Adverse Effect on the Company.

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6.02. Conditions to Obligations of the Company. The obligations of the Company under this Agreement shall be subject to the following conditions:

6.02(a). Daifu and/or the Daifu Shareholders shall have delivered or caused to be delivered the items listed in Section 1.03(c).

6.02(b). The representations and warranties of Daifu and the Daifu Shareholders contained herein shall be true in all material respects at the Closing with the same effect as though made at such time, except for those representations and warranties made as of a particular date which shall be true and correct as of such date. Daifu and the Daifu Shareholders shall have performed in all material respects all of their respective obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

6.02(c). No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before a court to restrain or prohibit the transactions contemplated by this Agreement.

6.02(d). All statutory requirements for the valid consummation by Daifu and the Daifu Shareholders of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of, filings with and notices to any governmental body, court, agency, official or authority and other persons required to be obtained in order to permit consummation by Daifu and the Daifu Shareholders of the transactions contemplated by this Agreement shall have been obtained.

6.02(e). There shall not be or exist any change, effect, event, circumstance, occurrence or state of facts that has had, has or which reasonably could be expected to have a Material Adverse Effect on Daifu.

VII. TERMINATION

7.01. Termination. This Agreement may be terminated at any time prior to the Closing Date as follows:

(a) by mutual consent of Daifu and the Company;

(b) by either Daifu or the Company if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable; or

(c) by either Daifu or the Company if the Exchange shall not have been consummated before November 30, 2011.

7.02. Effect of Termination. In the event of proper termination of this Agreement by either Daifu or the Company as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

7.03. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby and shall remain in full force and effect after the Closing Date.

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VIII. MISCELLANEOUS

8.01. Tax Treatment. The Exchange contemplated hereby is intended to qualify as a so-called “tax-free” reorganization and/or incorporation under the provisions of Section 368(a)(1)(B) and/or Section 351 of the Code. The parties hereto acknowledge, however, that they each have been represented by their own tax advisors in connection with this transaction; that neither has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney’s opinion or private letter ruling has been obtained with respect to the treatment of such transactions or the effects thereof under the Code.

8.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth below:

If to the Company: Rotoblock Corporation

300 B Street

Santa Rosa, CA 95401

Telephone: 707-578-5220

Fax: 707-525-8692

with a copy to: Robert C. Laskowski
Attorney at Law
520 SW Yamhill, Suite 600
Portland, OR 97204-1329
Telephone: (503) 241-0780
Facsimile: (503) 227-2980

And a copy to the Company Shareholder at

Rotoblock Corporation

300 B Street

Santa Rosa, CA 95401

Telephone: 707-578-5220

Fax: 707-525-8692

If to Daifu: daifuWaste Management Holding Limited
Attn. Chow Chu Keung
17/F., Universal House,

229-230 Gloucester Road
Causeway Bay, Hong Kong

Fax: +852 28024418

with a copy to: Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Mitchell S. Nussbaum, Esq.

Telephone: (212) 407-5199

Fax: (212) 504-3013

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If to the Daifu Shareholders:

c/o Chow Chu Keung
17/F., Universal House,

229-230 Gloucester Road
Causeway Bay, Hong Kong

Fax: +852 28024418

with a copy to Loeb & Loeb LLP at the address above.

8.03. Further Assurances. From time to time, at the other party’s request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

8.04. Parties in Interest; No Third Party Beneficiaries. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

8.05. Entire Agreement; Amendments. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

8.06. Headings, Etc. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

8.07. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.08. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.09. Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the New York without regard to its conflict of laws doctrines. Any and all actions brought under this Agreement shall be brought in the state and/or federal courts of the United States sitting in the City and County of New York, NY, U.S.A and each party hereby waives any right to object to the convenience of such venue.

8.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

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8.11 Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

8.12 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

8.13 Assignability. This Agreement (together with all other documents and instruments referred to herein) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

8.14 Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

8.15 Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, neither Daifu nor the Company shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

8.16 Indemnification; Remedies.

8.16(a) Survival.  All representations, warranties, covenants, and obligations in this Agreement shall expire six (6) months following the date this Agreement is executed, except for those relating to Taxes, which shall survive until sixty (60) days after the expiration of the applicable statute of limitations period (the “Survival Period”).  The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

8.16(b) Indemnification by the Company Shareholder. From and after the execution of this Agreement until the expiration of the Survival Period, the Company Shareholder shall indemnify and hold harmless the Company, Daifu and the Daifu Shareholders (collectively, the “Company Indemnified Parties”), from and against any damages (“Damages”) arising, directly or indirectly, from or in connection with:

(i) any breach of any representation or warranty made by the Company or the Company Shareholder in this Agreement or any Transaction Document or in any certificate delivered by the Company pursuant to this Agreement;

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(ii) any breach by the Company or the Company Shareholder of any covenant or obligation of the Company in this Agreement or any Transaction Document required to be performed by the Company or the Company Shareholder on or prior to the Closing Date or after the Closing Date; or

(iii) any and all losses, claims, damages, debts or liabilities (contingent or otherwise) against the Company or any of its subsidiaries occurring or arising out of any facts or circumstances on or prior to the Closing Date.

The amount of any and all Damages suffered by the Company Indemnified Parties shall be recovered solely by the return to the Company Indemnified Parties of a specified number of the warrants owned by the Company Shareholder (the “Returned Warrants”), the amount of which shall be determined as follows: the aggregate amount of the Damages suffered by the Company Indemnified Parties, divided by the aggregate of (x) the market value of a share of the Common Stock to be calculated using the average of the closing bid price as quoted on the Over the Counter Bulletin Board (or such other public trading market on which the Common Stock may be trading at such time) for the thirty (30) trading days immediately prior to the date that such amount of Damages is determined by a court of competent jurisdiction or pursuant to a binding settlement agreement among the parties, plus (y) the then current exercise price of the Returned Warrants.

8.16(c) Breach by the Daifu Shareholders. Nothing in this Section 8.16 shall limit the Company’s right to pursue any appropriate legal or equitable remedy against any of the Daifu Shareholders with respect to any damages from and after the execution of this Agreement, until the expiration of the Survival Period arising, directly or indirectly, from or in connection with: (a) any breach by such Daifu Shareholder of any representation or warranty made by such Daifu Shareholder in this Agreement or in any certificate delivered by such Daifu Shareholder pursuant to this Agreement or (b) any breach by such Daifu Shareholder of any covenants or obligation in this Agreement required to be performed by the Daifu Shareholder on or prior to the Closing Date or after the Closing Date. All claims of the Company pursuant to this Section 8.16(c) shall be brought by the Company Shareholder on behalf of the Company and those persons who were stockholders of the Company immediately prior to the Closing Date.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as the date first above written.

DAIFU SHAREHOLDERS: DAIFUMD (HOLDING) INC. By: _/s/ Choy, Hon Choi Michael_____________ Name: Choy, Hon Choi Michael Title: Address: Number of Company Shares to be received: 26,229,705	THE COMPANY: ROTOBLOCK CORPORATION By: __/s/ Chien Chih Liu_________________ Name: Chien Chih Liu Title: CEO

EVEREACH CAPITAL LIMITED

By: ___/s/ [Illegible signature]________________

Name:

Title:

Address:

Number of Company Shares to be received: 5,447,752

___Yin Jie_______________________

Name: YIN JIE

Address:

Number of Company Shares to be received: 4,961,439

__/s/ Choy, Hon Choi Michael _______________

Name: CHOY, HON CHOI MICHAEL

Address:

Number of Company Shares to be received: 8,371,9954

__/s/ Chow Chu Keung_____________________

Name: CHOW CHU KEUNG

Address:

Number of Company Shares to be received: 2,151,114

__/s/ Priscilla Marilyn Lu____________________

Name: PRISCILLA MARILYN LU

Address:

Number of Company Shares to be received: 555,126

American Pacific Medical Group Limited

By: __/s/ Choy, Hon Choi Michael_____________

Name: CHOY, HON CHOI MICHAEL

Title:

Address:

Number of Company Shares to be received: 2,914,412

__/s/ Choi Lai Fong________________________

Name: Choi Lai Fong

Address:

Number of Company Shares to be received: 5,204,307

Abundant Wise Limited

By: __/s/ Priscilla Marilyn Lu________________

Name:

Title:

Address:

Number of Company Shares to be received: 2,775,630

_/s/ Choi Carrie Lai Kyin____________________

Name: Choi Carrie Lai Kyin

Address:

Number of Company Shares to be received: 5,204,307

Legitimate Gain Investments Limited

By: __/s/ Choi Lai Fong___________________

Name:

Title:

Address:

Number of Company Shares to be received: 1,202,195

___/s/ Lam Pui Wa_____________________

Name: Lam Pui Wa

Address:

Number of Company Shares to be received: 2,126,827

___/s/ Dong Nu Liu_______________________

Name: Liu Dongnu

Address:21-8 Cox Blvd. Markham ON Canada L3R 4G1

Number of Company Shares to be received: 1,484,962

_/s/ Chong Freddy Goman Yu Ting____________

Name: Chong Freddy Goman Yu Ting

Address:

Number of Company Shares to be received: 1,063,899

_/s/ Li Jing_________________________

Name: Li Jing

Address: 1753 Carson Ct. Fairfield CA 94534

Number of Company Shares to be received: 943,714

__/s/ Jason Wright________________________

Name: Jason Wright

Address:

Number of Company Shares to be received: 462,605

__/s/ Zhang Meng________________________

Name: Zhang Meng

Address: Block A-308 Fuzhuo Mansion, Xicheng District, Beijing 100052

Number of Company Shares to be received: 277,563

__/s/ Hans Jurgen Mayer___________________

Name: Hans Jurgen Mayer

Address:

Number of Company Shares to be received: 271,523

__/s/ Hau Chi Hung________________________

Name: Hau Chi Hung

Address:

Number of Company Shares to be received: 242,868

__/s/ Chen Yi An________________________

Name: Chen Yi An

Address:

Number of Company Shares to be received: 173,477

__/s/ Jiang Chun Yong____________________

Name: Jiang Chun Yong

Address:

Number of Company Shares to be received: 138,782

___/s/ Yang Hai_______________________

Name: Yang Hai

Address:

Number of Company Shares to be received: 138,782

__/s/ Lam Po Yee Vicky__________________

Name: Lam Po Yee Vicky

Address:

Number of Company Shares to be received: 173,477

__/s/ Shi Yan Jun________________________

Name: Shi Yan Jun

Address:

Number of Company Shares to be received: 117,964

__/s/ Wang Jiao Di_____________________

Name: Wang Jiao Di

Address: Block A-308 Fuzhuo Mansion, Xicheng District, Beijing 100052

Number of Company Shares to be received: 104,086

_/s/ Zhang Bo_______________________

Name: Zhang Bo

Address:

Number of Company Shares to be received: 97,147

__/s/ Ding Bao Qiang______________________

Name: Ding Bao Qiang

Address:

Number of Company Shares to be received: 97,147

_/s/ Chinin Tana______________________

Name: Chinin Tana

Address:

Number of Company Shares to be received: 69,363

__/s/ Zhang Xue Qing_________________

Name: Zhang Xue Qing

Address:

Number of Company Shares to be received: 173,477

_/s/ Zhu Tao Hong_______________

Name: Zhu Tao Hong

Address:

Number of Company Shares to be received: 62,452

_/s/ Zhang Jing_____________________

Name: Zhang Jing

Address:

Number of Company Shares to be received: 58,982

__/s/ Simon Shah__________________

Name: Simon Shah

Address:

Number of Company Shares to be received: 56,878

__/s/ Xu Shao Xiu______________________

Name: Xu Shou Xiu

Address:

Number of Company Shares to be received: 55,513

_/s/ Ouyang Yun Jiao________________

Name: Ouyang Yun Jiao

Address:

Number of Company Shares to be received: 83,269

_/s/ Shi Lei_____________________

Name: Shi Lei

Address:

Number of Company Shares to be received: 83,269

__/s/ Gong Hong Liang___________________

Name: Gong Hong Liang

Address:

Number of Company Shares to be received: 104,086

__/s/ He Ping_____________________

Name: He Ping

Address:

Number of Company Shares to be received: 34,695

__/s/ Yang Shi Chun__________________

Name: Yang Shi Chun

Address:

Number of Company Shares to be received: 34,695

__/s/ Zhou Na__________________

Name: Zhao Na

Address: Block A-308 Fuzhuo Mansion, Xicheng District, Beijing 100052

Number of Company Shares to be received: 31,226

__/s/ Wang Ying_________________

Name: Wang Ying

Address:

Number of Company Shares to be received: 20,815

/s/ Yang Qin Qin________________

Name: Yang Qin Qin

Address:

COMPANY PRINCIPAL SHAREHOLDER ___/s/ Chien Chih Liu ____________________ Name: Chien Chih Liu

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Post-Closing Officers and Directors of the Company

Name	Age	Position
Michael Hon Choi Choy	58	Director
Chow Chu Keung	46	Chief Financial Officer, Director
Chien Chih Liu	39	Chief Executive Officer, Director
Freddy Goman Yu Ting Chong	36	President
Jie Yin	47	Chief Operating Officer

20